EXHIBIT 99.1

For Immediate Release:	Contact:	Roger Holliday (Financial) (678) 742-8181 Nancy Young (Media) (678) 742-8118

RUSSELL REPORTS EARNINGS AT TOP END OF EXPECTED RANGE

Increases sales expectations, raises lower end of projected EPS range for full year

ATLANTA, GA (July 29, 2004) – Russell Corporation (NYSE: RML) today reported fiscal 2004 second quarter earnings of $10.2 million or $.31 per diluted share, which includes the previously announced 8 1/2 cents per share one-time gain on the sale of a minority interest in Marmot Mountain, Ltd. On an ongoing basis, 2004 second quarter earnings were $7.4 million ($.22 per diluted share), at the top end of the previous projection and up 10% from earnings of $6.7 million ($.20 per diluted share) in the second quarter of 2003.

The Company also reported second quarter net sales of $289.8 million, an 8% increase over the comparable period last year. Incremental sales from acquisitions accounted for $12.9 million of the increase versus prior year, with a 3% increase in the Company’s ongoing businesses. Solid gains in the Athletic Group were led by double-digit ongoing increases at Spalding and Mossy Oak.

Gross profit was $80.3 million, or a 27.7% gross margin, for the 2004 second quarter versus a gross profit of $77.4 million, or a 28.9% gross margin in the prior year. During the 2004 second quarter, gross profit was positively impacted by sales and production increases, favorable cost reductions and improved efficiencies. These benefits were offset by continued pricing pressure in Activewear and higher year-over-year fiber and other costs.

Selling, general and administrative expenses (“SG&A”) for the 2004 second quarter were $61.5 million, or 21.2% of net sales, versus $58.5 million, or 21.8% of net sales in the comparable period last year.

Outlook

“We are very pleased with our acquisitions of American Athletic, Inc. (“AAI”) and Huffy Sports, which will be a part of our Spalding organization. These acquisitions solidify Russell’s position as a leading branded athletic and sporting goods company and will result in Russell being the largest basketball equipment company in the world,” said Jack Ward, chairman and CEO. He added, “We believe the combination of AAI, Huffy Sports and Spalding will present significant opportunities for synergies in building sales and reducing costs.”

Ward continued, “With expectations for second half sales growth from existing businesses in the 6-8% range, and including these latest acquisitions, we are increasing our 2004 fiscal year sales forecast to be in the range of $1.30 billion to $1.33 billion versus $1.186 billion in 2003.”

“The fall expansion of Russell Athletic Dri-POWER® and introduction of Sweatless Sweats™, Spalding’s continued strong sell-through, and Mossy Oak’s new APX™ and Elements™ introductions, contribute to our sales expectations for the second half of the year,” Ward added. “Additionally, in Activewear, we anticipate significant revenue resulting from new and incremental fall business with Target and Dollar General. We also expect further increases in Artwear as we continue to expand distribution and build market share.”

Based on the strong second quarter results, the Company is raising the lower end of the forecasted range of earnings per diluted share for fiscal 2004. Revised expectations of EPS for the fiscal year 2004 are $1.45 to $1.60.

     For the remainder of 2004, Russell expects the following ranges:

•	Third quarter earnings

-	Total diluted EPS, between $.70 and $.78 which includes expenses of $.03 to $.05 from the Huffy Sports acquisition and/or special projects and activities

•	Fourth quarter earnings

-	Total diluted EPS, between $.42 and $.49 which includes expenses of $.03 to $.05 from the Huffy Sports acquisition and/or special projects and activities

Conference Call Information

Management will have a conference call today, July 29, 2004, at 8:30 a.m. Eastern Time to discuss the second quarter results. The call may be accessed at (877) 264 -7865 (domestically), and (706) 634-4917 (internationally), using conference call ID number 8883612. The call will also be simultaneously web cast via the Investor Relations homepage of the Company’s website at http://www.russellcorp.com. A replay of the call will be available through the website for 30 days. In addition, you can register through the above referenced website if you would like to receive press releases, conference call reminders and other notices.

About Russell Corporation

Russell Corporation is a leading branded athletic and sporting goods company with over a century of success in marketing athletic uniforms, apparel and equipment for a wide variety of sports, outdoor and fitness activities. The Company’s brands include: Russell Athletic®, JERZEES®, Spalding®, AAI®, Huffy Sports®, Mossy Oak®, Bike®, Moving Comfort®, Dudley®, Cross Creek® and Discus®. The Company’s common stock is listed on the New York Stock Exchange under the symbol RML and its website address is http://www.russellcorp.com.

Forward Looking Statement

This Press Release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate”, “believe”, “intend”, “expect”, “continue”, “could”, “may”, “plan”, “project”, “predict”, “will” and similar expressions and include references to assumptions that Russell believes are reasonable and relate to its future prospects, developments and business strategies. Factors that could cause Russell’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: (a) risks related to Russell’s overall acquisition strategy, including the acquisitions of AAI and Huffy Sports; (b) risks related to Russell’s ability to realize synergies from the combination of AAI, Huffy Sports and Spalding; (c) Russell’s ability to achieve sales growth through expanded or new business with new or existing customers; (d) changes in customer demand for Russell’s products; and (e) other risk factors listed in Russell’s reports filed with the Securities and Exchange Commission from time to time. Russell undertakes no obligation to revise the forward-looking statements included in this Press Release to reflect any future events or circumstances. Russell’s actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements.

- Tables to follow -

RUSSELL CORPORATION
Consolidated Statements of Income
(Dollars in Thousands Except Share and Per Share Amounts)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	7/4/04	7/6/03	7/4/04	7/6/03
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$289,771	$267,925	$541,564	$495,908
Cost of goods sold	209,426	190,539	396,586	355,700

Gross profit	80,345	77,386	144,978	140,208
Selling, general and administrative expenses	61,499	58,499	117,791	107,877
Other (income) expense — net	(5,060)	704	(4,736)	1,419

Operating income	23,906	18,183	31,923	30,912
Interest expense	7,754	7,443	14,941	14,610
Non-controlling interest	274	—	274	—

Income before income taxes	15,878	10,740	16,708	16,302
Provision for income taxes	5,716	4,081	6,015	6,195

Net income	$10,162	$6,659	$10,693	$10,107

Weighted-average common shares outstanding:
Basic	32,652,492	32,345,952	32,614,822	32,281,964
Diluted	32,836,177	32,826,939	32,843,219	32,635,809
Net income per common share:
Basic	$0.31	$0.21	$0.33	$0.31
Diluted	$0.31	$0.20	$0.33	$0.31
Cash dividends per common share	$0.04	$0.04	$0.08	$0.08

RUSSELL CORPORATION
Consolidated Balance Sheets
(Dollars in Thousands Except Share and Per Share Amounts)

	7/4/04	1/3/04	7/6/03
	(Unaudited)	(1)	(Unaudited)
ASSETS
Current assets:
Cash	$21,789	$20,116	$7,945
Accounts receivable, net	225,951	175,514	217,522
Inventories	427,564	346,946	403,225
Prepaid expenses and other current assets	20,643	15,938	12,922
Income tax receivable	10,353	14,585	1,315

Total current assets	706,300	573,099	642,929
Property, plant & equipment, net	317,303	303,234	315,731
Other assets	134,161	144,777	137,041

Total assets	$1,157,764	$1,021,110	$1,095,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$98,124	$78,368	$86,148
Accrued expenses	68,223	76,993	66,932
Deferred income taxes	6,078	5,165	5,772
Short-term debt	9,481	4,088	6,289
Current maturities of long-term debt	6,882	5,000	5,000

Total current liabilities	188,788	169,614	170,141
Long-term debt, less current maturities	362,072	272,355	380,747
Deferred liabilities:
Income taxes	6,609	6,609	9,384
Pension and other	60,790	57,668	54,967
Non-controlling interest	12,348	—	—
Commitments and contingencies	—	—	—
Stockholders’ equity:
Common stock, par value $.01 per share; authorized 150,000,000 shares, issued 41,419,958 shares	414	414	414
Paid-in capital	38,665	38,625	40,979
Retained earnings	721,168	713,310	682,816
Treasury stock, at cost (8,786,463 shares at 7/4/04; 8,897,075 shares at 1/3/04 and 9,011,787 shares at 7/6/03)	(204,943)	(208,038)	(212,298)
Accumulated other comprehensive loss	(28,147)	(29,447)	(31,449)

Total stockholders’ equity	527,157	514,864	480,462

Total liabilities & stockholders’ equity	$1,157,764	$1,021,110	$1,095,701

(1)	- Derived from audited financial statements

RUSSELL CORPORATION
Unaudited Financial Highlights
(Dollars in Thousands)

	13 Weeks	13 Weeks	26 Weeks	26 Weeks
	Ended	Ended	Ended	Ended
	7/4/04	7/6/03	7/4/04	7/6/03
Domestic Segment
Brand Groupings:
Athletic	$117,410	$97,490	$231,056	$185,680
Activewear	139,543	143,595	247,664	260,140

	256,953	241,085	478,720	445,820
International Segment	32,818	26,840	62,844	50,088

Consolidated total	$289,771	$267,925	$541,564	$495,908